EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended May 24, 2013

Current Month				Rolling Performance*				Rolling Risk Metrics* (Jun 2008 – May 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-2.1%	-1.6%	-0.9%	-11.1%	-3.6%	-4.2%	0.7%	-4.2%	10.7%	-23.6%	-0.3	-0.5
B**	-2.1%	-1.7%	-1.1%	-11.6%	-4.2%	-4.8%	N/A	-4.8%	10.7%	-25.7%	-0.4	-0.6
Legacy 1***	-2.1%	-1.5%	0.0%	-9.0%	-1.6%	N/A	N/A	-3.1%	10.6%	-18.4%	-0.2	-0.4
Legacy 2***	-2.1%	-1.5%	-0.1%	-9.2%	-1.9%	N/A	N/A	-3.5%	10.6%	-18.9%	-0.3	-0.4
Global 1***	-2.1%	-1.5%	0.2%	-8.5%	-2.5%	N/A	N/A	-3.9%	10.1%	-17.7%	-0.3	-0.5
Global 2***	-2.1%	-1.5%	0.1%	-8.7%	-2.8%	N/A	N/A	-4.2%	10.1%	-18.7%	-0.4	-0.5
Global 3***	-2.1%	-1.6%	-0.5%	-10.2%	-4.5%	N/A	N/A	-5.9%	10.1%	-24.0%	-0.6	-0.7

S&P 500 Total Return Index****	-1.0%	3.5%	16.7%	28.7%	17.3%	5.7%	7.7%	5.7%	18.9%	-46.4%	0.4	0.4
Barclays Capital U.S. Long Gov Index****	-0.2%	-4.1%	-2.7%	-4.3%	9.7%	9.0%	6.5%	9.0%	13.4%	-12.3%	0.7	1.2
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	29%					29%
Energy	6%	Long	Natural Gas	3.4%	Long	6%	Long	Natural Gas	3.4%	Long
			Gas Oil	0.8%	Short			Gas Oil	0.8%	Short
Grains/Foods	12%	Short	Soybeans	3.1%	Long	12%	Short	Soybeans	3.0%	Long
			Sugar	2.4%	Short			Sugar	2.4%	Short
Metals	11%	Short	Gold	2.9%	Short	11%	Short	Gold	2.9%	Short
			Aluminum	1.6%	Short			Aluminum	1.6%	Short
FINANCIALS	71%					71%
Currencies	24%	Long $	Japanese Yen	4.2%	Short	25%	Long $	Japanese Yen	4.2%	Short
			Euro	1.9%	Short			Euro	1.9%	Short
Equities	32%	Long	S&P 500	4.8%	Long	31%	Long	S&P 500	4.8%	Long
			Dax Index	3.6%	Long			Dax Index	3.5%	Long
Fixed Income	15%	Long	Bunds	2.8%	Long	15%	Long	Bunds	2.8%	Long
			Bobl	2.1%	Long			Bobl	2.1%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets rallied to a 3-week high after the U.S. Energy Information Administration reported a smaller-than-expected rise in domestic inventories. Prices also rose due to increased demand caused by forecasts for higher temperatures in the U.S.  Crude oil prices fell due to weak Chinese manufacturing data and on concerns surrounding potential changes to monetary policies in the U.S.

Grains/Foods
U.S. grains markets rallied as a result of strong export data and on reports domestic ethanol production had reached an 11-month high.  Coffee prices fell over 6% as speculators believed rising global inventories will begin to outpace demand.  Lean hogs prices rallied, fueled by the outbreak of a new swine disease affecting livestock in the Midwest and by increased pork demand ahead of Memorial Day weekend.

Metals
Gold markets finished up nearly 2% due to U.S. dollar weakness and increased safe-haven buying amidst large declines in the global stock markets.  Copper markets fell sharply from mid-week highs, driven lower by demand concerns which stemmed from disappointing Chinese production data.

Currencies
The U.S. dollar declined sharply against global counterparts due to steep declines in the equity markets and uncertainty surrounding the future of quantitative easing in the U.S.  The Japanese yen was among the biggest beneficiaries of the dollar’s decline, rallying over 2% higher for the week.  Increased demand for safe-haven assets in Asia following the Chinese manufacturing report also supported the yen.  The euro also moved higher, propelled by an unexpected jump in German investor confidence.

Equities
Global equity markets moved sharply lower because of liquidations prompted by speculation the U.S. Federal Reserve may begin to withdraw stimulus in the near future.  Weaker-than-expected domestic manufacturing data also played a role in driving equity markets down.

Fixed Income
U.S. Treasury markets fell following comments from the U.S. Federal Reserve which suggested bond-buying could be scaled back prior to year-end.  German Bund prices fell due to reduced safe-haven demand amidst speculation the German economy is on pace for strong growth in the second quarter.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.